Exhibit 3.561
BCA-2.10 (Rev. Jul. 1984)
Submit in Duplicate
Payment must be made by Certified
Check, Cashiers’ Check or a Money
Order, payable to “Secretary
of State”.
DO NOT SEND CASH!
File #
This Space for Use By
Secretary of State
Date 11-18-86

License Fee	$.50
Franchise Tax	$25.00
Filing Fee	$75.00

Clerk	$100.50
JIM EDGAR
Secretary of State
State of Illinois
ARTICLES OF INCORPORATION
for
Illinois Recycling Services, Inc.

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.
ARTICLE ONE The name of the corporation is Illinois Recycling Services, Inc.
(Shall contain the word “corporation”, “company”. “Incorporated. “limited”, or an abbreviation thereof)
ARTICLE TWO The name and address of the initial registered agent and its registered office are:

Registered Agent	James	L.	Elsesser

	First Name	Middle Name	Last Name

Registered Office	120	W. Madison	Suite 1310

	Number	Street	Suite * (A P.O. Box alone is not acceptable)

	Chicago	00602	Cook

	City	Zip Code	County
ARTICLE THREE The purpose or purposes for which the corporation is organized are:
If not sufficient space to cover this point, add one or more sheets of this size.
the sale, service, recycling, transportation, packaging and storage of materials of every type, kind, nature and description together with general corporate business purposes to carry out the foregoing purposes.
ARTICLE FOUR Paragraph 1: The authorized shares shall be:

Class	*Par Value per share	Number of shares authorized
Common	N/A	100,000
Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
If not sufficient space to cover this point, add one or more sheets of this size.
ARTICLE FIVE The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:

	*Par Value	Number of shares	Consideration to be
Class	Per share	proposed to be issued	received there for
Common	N/A	1000		$1000

			$

			$

			$

TOTAL				$1000

*	A declaration as to a “par value” is optional. This space may be marked “n/a” when no reference to a par value is desired.

ARTICLE SIX OPTIONAL
The number of directors constituting the initial board of directors [Illegible] the corporation is                    , and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Name	Residential Address
Gertrude Ward	2250 E. 198th St. Lynwood, IL 60411
ARTICLE SEVEN OPTIONAL

(a)	It Is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$

(b)	It Is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

(c)	It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be:	$

(d)	It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be:	$

ARTICLE EIGHT OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.
NAMES & ADDRESSES OF INCORPORATORS
     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.
Dated October 17, 1986

	Signatures and Names		Post Office Address
1.	/s/ James L. Elsesser	1.	120 W. Madison — Suite 1310

	Signature			Street

	James L. Elsesser		Chicago, IL 60602

	Name (please print)		City/Town	State	Zip

2.		2.

	Signature			Street

	Name (please print)		City/Town	State	Zip

3.		3.

	Signature			Street

	Name (please print)		City/Town	State	Zip
(Signatures must be in ink on original document. Carbon copy, xerox or rubber stamp signatures may only be used on confirmed copies)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by Its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.
FILED
NOV 18 1986
JIM EDGAR
Secretary of State
Form BCA-2.10
File No.
ARTICLES OF INCORPORATION
FEE SCHEDULE
The following fees are required to be paid at the time of issuing the Certificate of Incorporation: FILING FEE $75.00; INITIAL LICENSE FEE of 1/20th of 1% of the consideration to be received for Initial issued shares (see Art 5), MINIMUM $.50; INITIAL FRANCHISE TAX of 1/10th of 1% of the consideration to be received for initial issued shares (see Art 5) MINIMUM $25.00.
EXAMPLES OF TOTAL DUE

Consideration to	TOTAL
Be Received	DUE
up to $1,000	$100.50
$5,000	$102.50
$ 10,000	$105.00
$25,000	[ILLEGIBLE]
$50,000	$150.00
$100,000	$225.00

*	Includes Filing Fee + License Fee + Franchise Tax
RETURN TO:
Corporation Department
Secretary of State
Springfield, Illinois 62756
Telephone (217) 782-6961